Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

by and between

NATIONAL GRID PLC,

the Company

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee and Paying Agent

relating to an Indenture, dated as of June 12, 2023

June 12, 2023

i

This First Supplemental Indenture, dated as of June 12, 2023 (this “First Supplemental Indenture”), between National Grid plc, a company incorporated under the laws of England and Wales (the “Company”) and The Bank of New York Mellon, London Branch, a New York banking corporation organized and existing under the laws of New York, acting through its London Branch, as trustee (the “Trustee”, which term includes any successor Trustee) and paying agent (the “Paying Agent”, which term includes any successor Paying Agent).

Whereas, the Company has heretofore entered into an Indenture, dated as of June 12, 2023 (as may be amended and supplemented from time to time, the “Indenture”) with the Trustee;

Whereas, pursuant to Sections 3.1 and 10.1 of the Indenture, the Company proposes to create new series of Securities under the Indenture;

Whereas, the Company hereby resolves to issue (i) the 2028 Notes (as such term is defined in Section 2.1 hereof) in an aggregate principal amount of $700,000,000 and (ii) the 2033 Notes (as such term is defined in Section 2.1 hereof) in an aggregate principal amount of $800,000,000, and with the terms and conditions set forth in this First Supplemental Indenture; and all things necessary to make this First Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;

Now, therefore, for and in consideration of the premises and the purchases of the Designated Securities (as such term is defined in Section 2.1 hereof) by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Designated Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1 Definitions. For purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined herein have the meanings assigned to them herein and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this First Supplemental Indenture;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) all terms used but not defined in this First Supplemental Indenture, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

SECTION 1.2 Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

SECTION 1.3 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.4 Successors and Assigns. All covenants and agreements by the Company in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 1.5 Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.6 Benefits of Supplemental Indenture. Nothing in the Indenture or the Designated Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Designated Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.7 Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 1.8 Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts by manual, facsimile or electronic signature, provided that any electronic signature is a true representation of the signer’s actual signature, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method.

SECTION 1.9 Recitals by the Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 1.10 Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all other respects ratified and confirmed, and from this day forward, references to the Indenture shall mean the Indenture as amended and supplemented by this First Supplemental Indenture.

ARTICLE 2

THE SECURITIES

SECTION 2.1 Creation of Designated Securities. There is hereby created (i) a new series of Securities to be issued under the Indenture to be designated as 5.602% Notes due 2028 (the “2028

Notes”) and (ii) a new series of Securities to be issued under the Indenture to be designated as the 5.809% Notes due 2033 (the “2033 Notes” and together with the 2028 Notes, the “Designated Securities”).

SECTION 2.2 Limitation on Aggregate Principal Amount of Designated Securities. The aggregate principal amount of the 2028 Notes shall initially be limited to $700,000,000 (except for 2028 Notes represented by any Security certificate authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2028 Notes pursuant to Section 3.6, 3.7, Section 3.9 or Section 10.6 of the Indenture and except for any 2028 Notes which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture). The aggregate principal amount of the 2033 Notes shall initially be limited to $800,000,000 (except for 2033 Notes represented by any Security certificate authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2033 Notes pursuant to Section 3.6, 3.7, Section 3.9 or Section 10.6 of the Indenture and except for any 2033 Notes which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture). The Company may from time to time, without the consent of the Holders of a series of Designated Securities, create and issue further securities having the same terms and conditions as such previously issued series of Designated Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the relevant series of Outstanding Designated Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under Treasury Regulations Section 1.1275-2(k)(3) promulgated under the Internal Revenue Code of 1986, as amended.

SECTION 2.3 Payment of Principal. The principal of each series of Designated Securities shall be due and payable at the relevant Stated Maturity.

SECTION 2.4 Interest and Interest Rate.

(a) The 2028 Notes will bear interest from June 12, 2023, or from the most recent date through which the Company has paid or provided for interest on the 2028 Notes, at an annual rate of 5.602% and the 2033 Notes will bear interest from June 12, 2023, or from the most recent date through which the Company has paid or provided for interest on the 2033 Notes, at an annual rate of 5.809%.

(b) The Company will pay interest on the Designated Securities semi-annually on each June 12 and December 12 of each year, beginning on December 12, 2023 until and including at the applicable Maturity (each an “Interest Payment Date”).

(c) Interest on the Designated Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Company will pay interest on the Designated Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.

(d) On the first Interest Payment Date, the Company will pay interest for the period beginning on and including the issue date of the Designated Securities and ending on and excluding the first Interest Payment Date.

(e) If any Interest Payment Date would fall on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(f) If the Maturity of any Designated Security is not a Business Day, payment of principal and interest on the applicable Designated Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Maturity.

(g) Interest on each Designated Security will be paid only to the Person in whose name such Designated Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

SECTION 2.5 Paying Agent

(a) Upon the terms and subject to the conditions contained herein, the Company hereby appoints The Bank of New York Mellon, London Branch as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the Designated Securities.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the Designated Securities.

(c) The Paying Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Company agrees:

(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Company for all services rendered by the Paying Agent, and the Company promises to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) properly incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company shall reasonably require. The Company agrees to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or reasonable expenses (including the costs and expenses of defending against any claim of liability) properly incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any action taken or omitted by it in good faith in reliance upon written instructions from the Company. The provisions of this paragraph shall survive the termination of this First Supplemental Indenture.

(ii) In acting under the Indenture and in connection with the Designated Securities, the Paying Agent is acting solely as agent of the Company and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of the Designated Securities.

(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Designated Securities resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties. (iv) The duties and obligations of the Paying Agent shall be determined solely by the express provisions of the Indenture, and the Paying Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Paying Agent.

(v) Unless herein otherwise specifically provided, any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed).

(vi) The Paying Agent may, upon obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld) perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and the Paying Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(d)

(i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Company, unless the Company agrees in writing to accept less notice. The Paying Agent may be removed (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Company by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective (such date shall not be earlier than 60 days after the receipt of such instrument, unless otherwise agreed by the parties), subject to (if such Paying Agent is not the Trustee) the written consent of the Trustee, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 2.5(d)(i), such resignation or removal shall take effect only upon the date of the appointment by the Company, as hereinafter provided, and the acceptance thereof, of a successor Paying Agent. If within 30 days after notice of resignation or removal has been received, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent at the Company’s cost as per Section 2.5(c)(i) herein. A successor Paying Agent shall be appointed by the Company by an instrument in writing signed on behalf of the Company by any proper officer or an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Company of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable and properly incurred out-of-pocket expenses incurred in connection with the services rendered by it hereunder, including the fees and expenses of its counsel.

(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law and provided that it shall have an established place of business in New York, New York, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Company within 30 days of such merger, conversion, consolidation or sale.

(iv) Any notice required to be given by the Paying Agent to any other Person hereunder shall be given in accordance with Section 13.5 of the Indenture. Any notice to be given to the Paying Agent shall be delivered in person, sent by letter or communicated by telephone (subject, in the case of communications by telephone, to confirmation dispatched within twenty-four hours by letter), to the following address (or to any other address of which the Paying Agent shall have notified the others in writing): Corporate Trust Administration, The Bank of New York Mellon, London Branch, Corporate Trust Services, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, Email: corpsov1@bnymellon.com. Any notice hereunder given by telephone or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

SECTION 2.6 Place of Payment.

The place or places where, subject to the provisions of Section 4.2 of the Indenture, the principal of, and any premium and interest on, and any Additional Amounts in respect of, the Designated Securities shall be payable, Security certificates representing the Designated Securities may be surrendered for exchange or conversion of the Designated Securities represented thereby and notices and demands to or upon the Company in respect of the Designated Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee, or at the Trustee’s offices at Corporate Trust Administration, The Bank of New York Mellon, London Branch, Corporate Trust Services, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, Email: corpsov1@bnymellon.com.

SECTION 2.7 Denominations.

The Designated Securities may be issued in denominations of $2,000 and integral multiples of $1,000.

SECTION 2.8 Security Certificates.

(a) The Designated Securities shall initially be represented by one or more Global Securities substantially in the form of Exhibit A hereto with respect to the 2028 Notes, and in the form of Exhibit B hereto with respect to the 2033 Notes, which shall be deposited with a custodian for the Depository and the Designated Securities represented thereby will be registered in the name of a nominee of the Depository, for the accounts of participants in the Depository.

(b) Designated Securities represented by a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository, to the Depository by a nominee of the Depository, or by a nominee to another nominee of such Depository or, in either case, to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

(c) Beneficial interests in any Designated Securities represented by a Global Security will be exchangeable for Designated Securities represented by definitive Securities only if: (i) the Depository notifies the Company that it is unwilling or unable to continue to act as Depository or that it is no longer registered in good standing under the Exchange Act or other applicable statute or regulation and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository or (ii) the Company notifies the Trustee in writing that it has determined in its sole discretion that the Designated Securities shall no longer be represented by a Global Security.

(d) Upon the occurrence of any of the events specified in (i) or (ii) of (c) above, Designated Securities represented by definitive Securities shall be (i) delivered by the Trustee in exchange for beneficial interest in Designated Securities represented by Global Securities and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depository in accordance with its customary procedures.

SECTION 2.9 Defeasance and Covenant Defeasance. The provisions of Section 12.2 of the Indenture will apply to each series of Designated Securities.

SECTION 2.10 Additional Amounts. The provisions of Section 4.4 of the Indenture will apply to each series of Designated Securities.

In witness whereof, each of the parties hereto has caused this First Supplemental Indenture to be duly executed on its behalf as of the date first above written.

NATIONAL GRID PLC, as Company

By:	/s/ Alexandra Lewis
Name: Alexandra Lewis
Title: Group Treasurer

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee and Paying Agent

By:	/s/ Michael Lee
Name: Michael Lee
Title: Vice President

EXHIBIT A

FORM OF SECURITY CERTIFICATE REPRESENTING THE 2028 NOTES

NATIONAL GRID PLC

5.602% Notes due 2028

No.

[_____]

CUSIP No. 636274 AD4

ISIN No. US636274AD47

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE CERTIFICATES, THIS CERTIFICATE MAY BE TRANSFERRED, IN WHOLE AND NOT IN PART, ONLY: (I) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (II) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY, OR (III) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY, AND TRANSFERS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY BENEFICIAL INTERESTS IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

National Grid plc., a company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[•] on June 12, 2028 and to pay interest thereon from June 12, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 12 and December 12 of each year, commencing December 12, 2023 at the rate of 5.602% per annum until Maturity, and at Maturity.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the 2028 Notes for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including June 12, 2023 and ending on and excluding December 12, 2023. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Maturity of the 2028 Notes is not a Business Day, payment of principal and interest on the 2028 Notes will be made on the next succeeding day that is a Business Day and no interest will accrue for the period from and after the Maturity.

1

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the 2028 Notes represented hereby (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the 15th calendar day preceding such Interest Payment Date, whether or not such day is a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the 2028 Notes represented hereby (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by or on behalf of the Company, notice whereof shall be given to Holders of 2028 Notes not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2028 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Bank of New York Mellon, London Branch shall initially act as Trustee and as Paying Agent with respect to the 2028 Notes.

Reference is hereby made to the further provisions of the 2028 Notes set forth on the reverse of this Security Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature of an authorized signatory, provided that any electronic signature is a true representation of the signer’s actual signature, the 2028 Notes represented by this Security Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually, by facsimile or electronically.

Dated:		National Grid plc

By:
Name:
Title:

3

CERTIFICATE OF AUTHENTICATION

This is one of the Security Certificates representing the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon, London Branch,
as Trustee

By:
Name:
Title:

4

REVERSE OF SECURITY CERTIFICATE

This Security Certificate is one of the Security Certificates representing a duly authorized issue of 5.602% Notes due 2028 (the “2028 Notes”), issued under an Indenture, dated as of June 12, 2023 (as amended and supplemented the “Original Indenture”), among the Issuer and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture), as supplemented with respect to the 2028 Notes by the First Supplemental Indenture, dated as of June 12, 2023, among the Issuer and The Bank of New York Mellon, London Branch, as Trustee and Paying Agent (collectively with the Original Indenture, as supplemented, the “Indenture”) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the 2028 Notes and of the terms upon which each Security Certificate representing the 2028 Notes is, and is to be, authenticated and delivered.

At any time and from time to time, the Issuer may redeem all or a part of the 2028 Notes, upon not less than 15 nor more than 60 days’ prior notice delivered to the registered address of each Holder of 2028 Notes or otherwise in accordance with the procedures of the Depository. If the Issuer elects to redeem the 2028 Notes prior to May 12, 2028, the Issuer shall pay a Redemption Price, as calculated by the Issuer, equal to the greater of (1) 100% of the principal amount of the 2028 Notes redeemed and (2) the present value at the applicable Redemption Date of (i) the principal amount of such 2028 Notes on such Redemption Date, plus (ii) all required interest payments due on such 2028 Notes through May 12, 2028, computed using a discount rate equal to the Treasury Rate determined on the second Business Day preceding the Redemption Date plus 25 basis points, less accrued and unpaid interest, plus, in each case, accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of 2028 Notes at the close of business on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. If the Issuer elects to redeem the 2028 Notes on or after May 12, 2028 (the date that is one month prior to the maturity date), the Company shall pay a Redemption Price equal to 100% of the principal amount of the 2028 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the rights of Holders of 2028 Notes at the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date.

“Treasury Rate” means, as calculated by the Issuer as of any Redemption Date, the yield to maturity (computed as of the second Business Day immediately preceding that Redemption Date) of the United States Treasury securities with a constant maturity most nearly equal to the period from the Redemption Date to May 12, 2028 (one month prior to the maturity date); provided, however, that if the period from the Redemption Date to May 12, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

If an Event of Default with respect to the 2028 Notes shall occur and be continuing, principal of, premium, if any, and accrued but unpaid interest on the 2028 Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the 2028 Notes at the time Outstanding, on behalf of the Holders of the 2028 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the 2028 Notes represented by this Security Certificate shall be conclusive and binding upon such Holder and upon all future Holders of the 2028 Notes represented by this Security Certificate and of the 2028 Notes represented by any Security Certificate issued upon the registration of transfer of the 2028 Notes represented by this Security Certificate or in exchange thereof or in lieu thereof, whether or not notation of such consent or waiver is made upon this Security Certificate.

5

The Indenture contains provisions for redemption of the 2028 Notes at the option of the Holders following a Restructuring Event.

The Indenture contains provisions for redemption of the 2028 Notes for tax purposes in whole but not in part at the option of the Issuer.

The Indenture contains provisions for the payment of Additional Amounts, payable in the manner and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provision of the 2028 Notes or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or premium on any overdue interest, on the 2028 Notes at the rate or rates herein prescribed.

As provided in the Indenture, the Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of 2028 Notes and of transfers of 2028 Notes.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith other than as set forth in the Indenture.

Prior to due presentment of this Security Certificate for registration of transfer of any Security represented hereby, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.8 of the Original Indenture) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture and the 2028 Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security Certificate which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

6

EXHIBIT B

FORM OF SECURITY CERTIFICATE REPRESENTING THE 2033 NOTES

NATIONAL GRID PLC

5.809% Notes due 2033

No.

[_____]

CUSIP No. 636274 AE2

ISIN No. US636274AE20

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE CERTIFICATES, THIS CERTIFICATE MAY BE TRANSFERRED, IN WHOLE AND NOT IN PART, ONLY: (I) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (II) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY, OR (III) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY, AND TRANSFERS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY BENEFICIAL INTERESTS IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

National Grid plc., a company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[•] on June 12, 2033 and to pay interest thereon from June 12, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 12 and December 12 of each year, commencing December 12, 2023 at the rate of 5.809% per annum until Maturity, and at Maturity.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the 2033 Notes for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including June 12, 2023 and ending on and excluding December 12, 2023. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Maturity of the 2033 Notes is not a Business Day, payment of principal and interest on the 2033 Notes will be made on the next succeeding day that is a Business Day and no interest will accrue for the period from and after the Maturity.

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The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the 2033 Notes represented hereby (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the 15th calendar day preceding such Interest Payment Date, whether or not such day is a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the 2033 Notes represented hereby (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by or on behalf of the Company, notice whereof shall be given to Holders of 2033 Notes not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2033 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Bank of New York Mellon, London Branch shall initially act as Trustee and as Paying Agent with respect to the 2033 Notes.

Reference is hereby made to the further provisions of the 2033 Notes set forth on the reverse of this Security Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature of an authorized signatory, provided that any electronic signature is a true representation of the signer’s actual signature, the 2033 Notes represented by this Security Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually, by facsimile or electronically.

Dated:		National Grid plc

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Security Certificates representing the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon, London Branch,
as Trustee

By:
Name:
Title:

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REVERSE OF SECURITY CERTIFICATE

This Security Certificate is one of the Security Certificates representing a duly authorized issue of 5.809% Notes due 2033 (the “2033 Notes”), issued under an Indenture, dated as of June 12, 2023 (as amended and supplemented the “Original Indenture”), among the Issuer and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture), as supplemented with respect to the 2033 Notes by the First Supplemental Indenture, dated as of June 12, 2023, among the Issuer and The Bank of New York Mellon, London Branch, as Trustee and Paying Agent (collectively with the Original Indenture, as supplemented, the “Indenture”) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the 2033 Notes and of the terms upon which each Security Certificate representing the 2033 Notes is, and is to be, authenticated and delivered.

At any time and from time to time, the Issuer may redeem all or a part of the 2033 Notes, upon not less than 15 nor more than 60 days’ prior notice delivered to the registered address of each Holder of 2033 Notes or otherwise in accordance with the procedures of the Depository. If the Issuer elects to redeem the 2033 Notes prior to March 12, 2033, the Issuer shall pay a Redemption Price, as calculated by the Issuer, equal to the greater of (1) 100% of the principal amount of the 2033 Notes redeemed and (2) the present value at the applicable Redemption Date of (i) the principal amount of such 2033 Notes on such Redemption Date, plus (ii) all required interest payments due on such 2033 Notes through March 12, 2033, computed using a discount rate equal to the Treasury Rate determined on the second Business Day preceding the Redemption Date plus 30 basis points, less accrued and unpaid interest, plus, in each case, accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of 2033 Notes at the close of business on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. If the Issuer elects to redeem the 2033 Notes on or after March 12, 2033 (the date that is three months prior to the maturity date), the Company shall pay a Redemption Price equal to 100% of the principal amount of the 2033 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the rights of Holders of 2033 Notes at the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date.

“Treasury Rate” means, as calculated by the Issuer as of any Redemption Date, the yield to maturity (computed as of the second Business Day immediately preceding that Redemption Date) of the United States Treasury securities with a constant maturity most nearly equal to the period from the Redemption Date to March 12, 2033 (three months prior to the maturity date); provided, however, that if the period from the Redemption Date to March 12, 2033 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

If an Event of Default with respect to the 2033 Notes shall occur and be continuing, principal of, premium, if any, and accrued but unpaid interest on the 2033 Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the 2033 Notes at the time Outstanding, on behalf of the Holders of the 2033 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the 2033 Notes represented by this Security Certificate shall be conclusive and binding upon such Holder and upon all future Holders of the 2033 Notes represented by this Security Certificate and of the 2033 Notes represented by any Security Certificate issued upon the registration of transfer of the 2033 Notes represented by this Security Certificate or in exchange thereof or in lieu thereof, whether or not notation of such consent or waiver is made upon this Security Certificate.

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The Indenture contains provisions for redemption of the 2033 Notes at the option of the Holders following a Restructuring Event.

The Indenture contains provisions for redemption of the 2033 Notes for tax purposes in whole but not in part at the option of the Issuer.

The Indenture contains provisions for the payment of Additional Amounts, payable in the manner and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provision of the 2033 Notes or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or premium on any overdue interest, on the 2033 Notes at the rate or rates herein prescribed.

As provided in the Indenture, the Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of 2033 Notes and of transfers of 2033 Notes.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith other than as set forth in the Indenture.

Prior to due presentment of this Security Certificate for registration of transfer of any Security represented hereby, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.8 of the Original Indenture) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture and the 2033 Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security Certificate which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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